UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2025

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement Transaction

On February 7, 2025, Oncocyte Corporation (the “Company”) entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 7,536,708 shares (the “Common Shares”) of common stock of the Company, no par value per share (the “Common Stock”), and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 3,069,925 shares of Common Stock, with an exercise price of $0.0001 per share. The purchase price for one Common Share was $2.05, and the purchase price for one Pre-Funded Warrant was $2.05. The closing of the Private Placement is expected to occur on or about February 10, 2025, subject to the satisfaction of customary closing conditions. The PIPE Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

A holder of the Pre-Funded Warrants may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 7, 2025 with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Common Shares and shares of Common Stock underlying the Pre-Funded Warrants no later than March 31, 2025 (the “Filing Date”), and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 15 days following the Filing Date (or 30 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The gross proceeds to the Company from the Private Placement are expected to be approximately $21.7 million, before estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

Registered Direct Offering

Concurrently with the execution and delivery of the PIPE Purchase Agreement, on February 7, 2025, the Company entered into a securities purchase agreement (the “RD Purchase Agreement” and, together with the PIPE Purchase Agreement, the “Purchase Agreements”) with the Investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Offering”), an aggregate of 3,609,755 shares of Common Stock. The purchase price for one Common Stock was $2.05. The closing of the Registered Offering is expected to occur on or about February 10, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the Registered Offering are expected to be approximately $7.4 million, before estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Registered Offering for general corporate purposes and working capital.

The RD Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities act other obligations of the parties and termination provisions.

The shares of Common Stock are being offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-281159), which was filed with the SEC on August 1, 2024, and declared effective by the SEC on August 7, 2024 (“Registration Statement”), including the base prospectus contained therein, and a related prospectus supplement, dated February 7, 2025, filed with the SEC on February 10, 2025.

The foregoing descriptions of terms and conditions of the PIPE Purchase Agreement, the Registration Rights Agreement, Pre-Funded Warrants and the RD Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the PIPE Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the securities offered in the Registered Offering is attached as Exhibit 5.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

On February 6, 2025, the Company provided notice of its intention to terminate that certain Sales Agreement dated as of August 9, 2024 (the “Sales Agreement”), by and between the Company and Needham & Company, LLC (“Needham”), pursuant to which, the Company could offer and sell from time to time up to an aggregate of $7,500,000 of Common Stock through Needham in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) of the Securities Act, effective immediately. As a result, on February 8, 2025, the Sales Agreement terminated in accordance with its terms. Prior to the termination of the Sales Agreement, the Company sold an aggregate of $1.8 million of its Common Stock under the Sales Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Common Shares and the Pre-Funded Warrants and (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, is incorporated herein by reference. Neither the issuance of the Common Shares, the Pre-Funded Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act or any state securities laws. The issuance of the Common Shares and the Pre-Funded Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On February 10, 2025, the Company issued a press release announcing the Private Placement and Registered Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements including without limitation statements regarding the transactions contemplated by the Purchase Agreements, the expected closing of the Private Placement and Registered Offering, anticipated proceeds from the Private Placement and Registered Offering, the prospect that the Pre-Funded Warrants will be exercised and the anticipated proceeds in connection with the Private Placement. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

These risks and uncertainties include risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the subsequent quarterly periods, and other filings the Company makes with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Haynes and Boone, LLP.
10.1+	Securities Purchase Agreement, dated February 7, 2025, by and among the Company and the investors signatory thereto.
10.2+	Registration Rights Agreement, dated February 7, 2025, by and among the Company and the investors signatory thereto.
10.3+	Securities Purchase Agreement, dated February 7, 2025, by and among the Company and the investors signatory thereto.
23.1	Consent of Haynes and Boone, LLP (included with the opinion filed as Exhibit 5.1).
99.1	Press Release, dated February 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 10, 2025	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer